UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

April 28, 2013

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

The Annual Meeting of Shareholders of Penns Woods Bancorp, Inc. (“Penns Woods”) will be held on May 29, 2013 (the “Annual Meeting”). At the Annual Meeting, Penns Woods’ shareholders are being asked to approve, among other things, an Agreement and Plan of Merger dated as of October 18, 2012, between Penns Woods and Luzerne National Bank Corporation (“Luzerne”), pursuant to which Luzerne will be merged with and into Penns Woods (the “Merger”). In connection with the Merger, Penns Woods filed with the United States Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (No. 333- 186385) (the “Registration Statement”).

Pursuant to an agreement dated as April 19, 2013, Penns Woods engaged AST Phoenix Advisors, a professional proxy solicitor (“AST”), to assist Penns Woods in connection with the solicitation of proxies for the Annual Meeting. Penns Woods has agreed to pay AST a fee of $6,000 for its services and to reimburse AST for any out-of-pocket expenses incurred by AST in connection with such services. In the event AST is requested to implement a telephone solicitation of shareholders, AST will be entitled to a fee of $4.50 per call. In addition, Penns Woods has agreed to indemnify AST from and against any and all claims, costs, damages, liabilities, judgments and expenses which result from claims and other proceedings brought against AST that directly relate to or arise out of the services performed by AST.

Important Additional Information.

Penns Woods has filed the Registration Statement with the SEC, which contains a joint proxy statement/prospectus and other documents regarding the proposed Merger. The proxy materials set forth complete details of the Merger. Penns Woods and Luzerne shareholders and investors are urged to read the Registration Statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about Penns Woods and Luzerne and the proposed transaction.

Copies of the joint proxy statement/prospectus were mailed to shareholders on or about April 29, 2013. Copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Penns Woods Bancorp, Inc., Attention — Richard A. Grafmyre, President & CEO, 300 Market Street, Williamsport, Pennsylvania 17701 or on its website at www.jssb.com, or to Luzerne National Bank Corporation, Attention — Robert C. Snyder, President & CEO, 118 Main Street, Luzerne, Pennsylvania 18709. Copies of other documents filed by Penns Woods with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to Penns Woods at the address provided above.

Penns Woods and Luzerne and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Penns Woods and Luzerne in connection with the proposed merger. Information about the directors and executive officers of Penns Woods is set forth in the joint proxy statement/prospectus, dated April 26, 2013, for Penns Woods’ 2013 annual meeting of shareholders, as filed with the SEC in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: May 24, 2013	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer

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